Exhibit 24 c

                         Consent of Independent Auditors


We hereby consent to the inclusion in this Annual Report on Form 10-K and the further incorporation by reference in the Registration Statements on Form S-3 (Registration No. 33-28249), Form S-8 (Registration No. 33-54852), Form S-8 (Registration No. 33-57494), and Form S-8 (Registration No. 33-01989) of our report dated January 13, 1995 with respect to the financial statements of Washington County National Bank for the year ended December 31, 1994 (not presented separately herein).

                                        SMITH ELLIOTT KEARNS & COMPANY, LLC

Hagerstown, Maryland
March 4, 1997